HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release
FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386

Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS COMPLETES ACQUISITION OF MAIDENFORM BRANDS

Company adds Maidenform, Flexees and Lilyette intimate apparel and shapewear to industry-leading brand portfolio

WINSTON-SALEM, N.C. (Oct. 7, 2013) - HanesBrands (NYSE: HBI), a leading marketer of everyday basic apparel under world-class brands, today announced that it has closed the acquisition of Maidenform Brands, Inc., for approximately $583 million.

Maidenform is a leading seller of bras, shapewear and panties under brands such as Maidenform, Flexees, Lilyette, Self Expressions and Sweet Nothings, as well as Donna Karan and DKNY intimate apparel under license.

Hanes will discuss expected acquisition-related sales and profit contributions and expenses on its third-quarter 2013 investor conference call anticipated to be held in late October or early November.

“Maidenform is a great company with strong brands and a rich tradition of innovation in intimate apparel,” Hanes Chairman and Chief Executive Officer Richard A. Noll said. “The Maidenform business and brands are a perfect addition and complement to our core business and brands. This is an excellent use of our strong free cash flow to create value.”

The acquisition is expected to create growth and cost savings opportunities and increased scale to serve retailers. The acquisition will complement Hanes’ Innovate-to-Elevate strategy, which integrates the company’s world-class brands, low-cost supply chain and product innovation.

Hanes funded the acquisition with cash on hand and short-term borrowings on its revolving credit facility, which will be retired through free cash flow.

Goldman, Sachs & Co. served as exclusive financial advisor and King & Spalding LLP served as legal counsel to Hanes.

HanesBrands Completes Acquisition of Maidenform Brands - Page 2

Cautionary Statement Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, among others, statements about expectations regarding the effects of the Maidenform acquisition, including growth, cost-saving opportunities, increased scale and the impact on the Innovate-to-Elevate strategy are forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management, expressed in good faith. However, there can be no assurance that the expectation or belief will result or will be achieved or accomplished, and actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to our ability to achieve expected synergies and successfully complete the integration of Maidenform and the level of expenses and other charges related to the acquisition. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

HanesBrands

HanesBrands is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, Maidenform, Flexees, JMS/Just My Size, barely there, Wonderbra and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, men’s underwear, children’s underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. Ranked No. 512 on the Fortune 1000 list, Hanes has approximately 51,500 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. Hanes is a U.S. Environmental Protection Agency Energy Star 2013 and 2012 Sustained Excellence Award winner and 2010 and 2011 Partner of the Year. The company ranks No. 141 on Newsweek magazine’s list of Top 500 greenest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found on the Hanes corporate website at www.HanesBrands.com.

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